   As filed with the Securities and Exchange Commission on December 29, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

     Pacific Enterprises                California               94-0743670
        Sempra Energy                   California               33-0732627
  (Exact name of registrant   (State or other jurisdiction of (I.R.S. Employer
 as specified in its charter)  incorporation or organization)  Identification)

                               ----------------

                             555 West Fifth Street
                         Los Angeles, California 90013
                                 (213) 244-1200
           (Name, address, including zip code, and telephone number,
     including area code, of each registrant's principal executive offices)

                               ----------------

                                   Copies to:

                              John R. Light, Esq.
                  Executive Vice President and General Counsel
                                 101 Ash Street
                          San Diego, California 92101
                                 (619) 696-2034

                               ----------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective, as determined by market and other conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                                        Proposed
                                                                        maximum
                                                                       aggregate      Amount of
    Title of each class of securities to be         Amount to be        offering     Registration
                 registered(1)                   registered(1)(2)(3)  price(3)(4)        Fee
-------------------------------------------------------------------------------------------------
Debt Securities of Pacific Enterprises..........
Guarantees of Debt Securities of Pacific
 Enterprises by Sempra Energy(5)................
-------------------------------------------------------------------------------------------------
Total...........................................    $500,000,000      $500,000,000     $125,000
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) An indeterminate principal amount of debt securities of Pacific Enterprises and guarantees of Sempra Energy with an aggregate offering price not to exceed $500,000,000.

(2) In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $500,000,000.

(3) This amount represents the principal amount of any debt securities issued at their stated principal amount and the issue price of any debt securities issued at a discount from the stated principal amount.

(4) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(5) Guarantees of debt securities may be issued by Sempra Energy. No separate consideration will be received for the issuance of these guarantees. Pursuant to Rule 457(n), no separate fee is payable for the guarantees.

                                ----------------

   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. We may not sell these securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell these securities and it is not + +soliciting an offer to buy these securities in any state where the offer or +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 29, 2000

  PRELIMINARY PROSPECTUS

                                  $500,000,000

                              PACIFIC ENTERPRISES

                        Senior Unsecured Debt Securities

  We may offer and sell debt securities from time to time in one or more offerings. Our payment obligations under any series of debt securities may be guaranteed by Sempra Energy, our parent company. The debt securities, including any guarantee of the debt securities, are collectively referred to herein as the "securities." This prospectus provides you with a general description of the securities.

  Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is       , 2000.

                               TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.......................................................   1
FORWARD-LOOKING STATEMENTS..................................................   2
WHERE YOU CAN FIND MORE INFORMATION.........................................   2
PACIFIC ENTERPRISES.........................................................   5
SEMPRA ENERGY...............................................................   5
USE OF PROCEEDS.............................................................   6
RATIO OF PACIFIC ENTERPRISES EARNINGS TO FIXED CHARGES......................   6
RATIO OF SEMPRA ENERGY EARNINGS TO FIXED CHARGES............................   6
DESCRIPTION OF DEBT SECURITIES..............................................   7
GLOBAL SECURITIES...........................................................  17
EXPERTS.....................................................................  19
VALIDITY OF THE SECURITIES..................................................  19
PLAN OF DISTRIBUTION........................................................  20

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that Pacific Enterprises and Sempra Energy filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $500,000,000 offering price of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

   You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Pacific Enterprises and Sempra Energy have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their respective covers. Pacific Enterprises' or Sempra Energy's business, financial condition, results of operations and prospects may have changed since those dates.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and constitute "forward-looking statements." When Pacific Enterprises or Sempra Energy uses words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "should" or similar expressions, or when either of them discusses its strategy or plans, it is making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Pacific Enterprises' or Sempra Energy's future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

  . national, international, regional and local economic, competitive, technological, political, legislative and regulatory conditions and developments;

  . capital market conditions, inflation rates, exchange rates and interest rates;

  . energy markets, including the timing and extent of changes in commodity prices;

  . weather conditions;

  . business, regulatory and legal decisions;

  . the pace of deregulation of retail natural gas and electricity delivery;

  . the timing and success of business development efforts; and

  . other uncertainties, all of which are difficult to predict and many of which are beyond the control of either Pacific Enterprises or Sempra Energy.

   You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each of Pacific Enterprises' and Sempra Energy's Annual Reports on Form 10-K for the year ended December 31, 1999, each of Pacific Enterprises' and Sempra Energy's Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2000, June 30, 2000 and September 30, 2000, and other documents on file with the SEC. You may obtain copies of these documents as described under "Where You Can Find More Information" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

   Pacific Enterprises and Sempra Energy file reports, proxy or information statements and other information with the SEC. You may inspect and copy information that they file with the SEC at the Public Reference Room maintained by the SEC and at the Regional Offices of the SEC as follows:

 Public Reference Room   New York Regional Office   Chicago Regional Office
 450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center
       Room 1024                Suite 1300          500 West Madison Street
 Washington, D.C. 20549  New York, New York 10048          Suite 1400
                                                  Chicago, Illinois 60661-2551

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains a web site that contains reports, proxy or information statements and other information about issuers, such as Pacific Enterprises and Sempra Energy, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   Pacific Enterprises' preferred stock is listed on the American Stock Exchange (AMEX: PET[caret]A, PET[caret]B, PET[caret]C and PET[caret]D), and you may also inspect reports, proxy statements and other information concerning Pacific Enterprises at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006- 1817.

   Sempra Energy's common stock is listed on the New York Stock Exchange (NYSE:
SRE), and you may also inspect reports, proxy or information statements and other information concerning Sempra Energy at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

   This prospectus is part of a registration statement that Pacific Enterprises and Sempra Energy filed with the SEC. The full registration statement may be obtained from the SEC, Pacific Enterprises or Sempra Energy, as indicated below. Forms of the indentures and other documents establishing the terms of the securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

   The rules of the SEC allow Pacific Enterprises and Sempra Energy to "incorporate by reference" information into this prospectus, which means that each can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that each files with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Pacific Enterprises and Sempra Energy.

   Pacific Enterprises' SEC Filings
           (File No. 1-40)                            Period
   --------------------------------                   ------
   Annual Report on Form 10-K...... Year ended December 31, 1999
   Quarterly Reports on Form 10-Q.. Three-month periods ended March 31, 2000,
                                     June 30, 2000 and September 30, 2000

     Sempra Energy's SEC Filings
          (File No. 1-14201)                          Period
     ---------------------------                      ------
   Annual Report on Form 10-K...... Year ended December 31, 1999
   Quarterly Reports on Form 10-Q.. Three-month periods ended March 31, 2000,
                                     June 30, 2000 and September 30, 2000
   Current Reports on Form 8-K..... Filed January 28, 2000, February 8, 2000,
                                     February 22, 2000, March 9, 2000, March
                                     30, 2000, April 28, 2000, August 2,
                                     2000, October 27, 2000, December 5, 2000
                                     and December 13, 2000

   Pacific Enterprises and Sempra Energy are also incorporating by reference all additional documents that they file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

   Pacific Enterprises and Sempra Energy will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning:

     With respect to Pacific Enterprises'
                    filings:                   With respect to Sempra Energy's filings:

              Pacific Enterprises                           Sempra Energy
             555 West Fifth Street                          101 Ash Street
         Los Angeles, California 90013               San Diego, California 92101
        Attention: Corporate Secretary              Attention: Corporate Secretary
           Telephone: (213) 244-1200                  Telephone: (619) 696-2034

                              PACIFIC ENTERPRISES

   Pacific Enterprises is a subsidiary of Sempra Energy and a holding company for Southern California Gas Company ("SoCalGas"), the nation's largest natural gas distribution utility. It owns all of SoCalGas' outstanding common stock and 50,877 shares of its preferred stock, together representing 99% of SoCalGas' outstanding shares.

   SoCalGas distributes natural gas throughout most of southern California and portions of central California in a 23,000 square-mile service territory with a population of approximately 18.1 million people. It offers two basic services, sale of natural gas and transportation of natural gas, through its two business units. One business unit focuses on core distribution customers (primarily residential customers) and the other on large-volume gas transportation customers. Natural gas service is also provided on a wholesale basis to the distribution systems of the City of Long Beach, San Diego Gas & Electric Company ("SDG&E"), another indirect subsidiary of Sempra Energy and a non-subsidiary affiliate company of SoCalGas, and Southwest Gas Corporation.

   The information above concerning Pacific Enterprises and SoCalGas is only a summary and does not purport to be comprehensive. For additional information concerning Pacific Enterprises and SoCalGas, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus.

   Pacific Enterprises' offices are located at 555 West Fifth Street, Los Angeles, California 90013 and the telephone number is (213) 244-1200. Pacific Enterprises' web site is www.pacent.com. This reference to Pacific Enterprises' web site is not an active hyperlink and the information found on Pacific Enterprises' web site does not constitute a part of this prospectus. The terms "we," "our" and "us" are used in this document for purposes of convenience and are intended to refer only to Pacific Enterprises unless the context may otherwise require.

                                 SEMPRA ENERGY

   Sempra Energy, based in San Diego, is a Fortune 500 energy services company. Through two regulated utility subsidiaries, SoCalGas and SDG&E, Sempra Energy serves over 21 million consumers, the largest customer base of any gas, electric or combination gas and electric utility in the United States. Natural gas service is provided throughout southern California and portions of central California through over 5.7 million active meters. Electric service is provided throughout San Diego County and portions of Orange County, both in southern California, through over 1.2 million active meters. Through other subsidiaries, Sempra Energy also provides other energy-related products and services.

   The information above concerning Sempra Energy and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning Sempra Energy and its subsidiaries, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus.

   Sempra Energy's offices are located at 101 Ash Street, San Diego, California 92101 and the telephone number is (619) 696-2034.

                                USE OF PROCEEDS

   Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, including loans and advances to non-utility subsidiaries of Sempra Energy.

             RATIO OF PACIFIC ENTERPRISES EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of Pacific Enterprises' earnings to fixed charges for each of the years in the five-year period ended December 31, 1999 and for each of the nine-month periods ended September 30, 1999 and 2000:

                                                                  Nine Months
                                                                     Ended
                                              December 31,       September 30,
                                        ------------------------ -------------
                                        1995 1996 1997 1998 1999  1999   2000
                                        ---- ---- ---- ---- ---- ------ ------
Ratio of Pacific Enterprises' Earnings
 to Fixed Charges...................... 3.15 3.82 3.89 3.82 5.00   4.73  6.08

                RATIO OF SEMPRA ENERGY EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of Sempra Energy's earnings to fixed charges for Sempra Energy for each of the years in the five-year period ended December 31, 1999 and for each of the nine-month periods ended September
30, 1999 and 2000:

                                                                  Nine Months
                                                                     Ended
                                              December 31,       September 30,
                                        ------------------------ -------------
                                        1995 1996 1997 1998 1999  1999   2000
                                        ---- ---- ---- ---- ---- ------ ------
Ratio of Sempra Energy's Earnings to
 Fixed Charges ........................ 3.13 3.67 3.75 2.73 3.19   2.84   2.89

                         DESCRIPTION OF DEBT SECURITIES

   Unless indicated differently in a prospectus supplement, the following is a general description of the terms and provisions of the debt securities Pacific Enterprises may offer and sell by this prospectus. The summary is not meant to be a complete description. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each series of debt securities. The accompanying prospectus supplement may add, update or change the terms and conditions of a particular series of debt securities as described in this prospectus. For more information about the debt securities offered by Pacific Enterprises, please refer to:

  . the indenture between Pacific Enterprises and U.S. Bank Trust National
    Association, as trustee, relating to the issuance of each series of debt securities by Pacific Enterprises; and

  . the indenture among Pacific Enterprises, Sempra Energy and U.S. Bank
    Trust National Association, as trustee, relating to each series of debt securities issued by Pacific Enterprises and guaranteed by Sempra Energy.

   Forms of these indentures are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures," and individually referred to as an "indenture." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

   Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in any accompanying prospectus supplement relating to such series of debt securities.

   Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. We also include references in parentheses to particular sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of debt securities described in any prospectus supplement.

General

   We may issue an unlimited amount of debt securities under the indentures in one or more series. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

   The debt securities will be our senior unsecured obligations and may be guaranteed by Sempra Energy (if so provided in the applicable prospectus supplement) as to payment of principal, premium, if any, and interest as described under the caption "--Guarantee of Sempra Energy; Holding Company Structure" contained in this prospectus.

   Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution or in one or more officers' certificates pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

  (a) the title of the debt securities;

  (b) any limit upon the principal amount of the debt securities;

  (c) the date or dates on which principal will be payable or how to determine the dates;

  (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates"; and any record dates for the interest payable on the interest payment dates;

  (e) any obligation or option of ours to redeem, purchase or repay debt securities, or any option of the registered holder to require us to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

  (f) the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

  (g) whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

  (h) the form and terms of any guarantee of the debt securities; and

  (i) any other terms of the debt securities that may be different from those described below.

(See Section 301.)

Ranking

   The debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the debt securities will rank equally with all our other unsecured and unsubordinated debt. The debt securities are our obligations exclusively, and are not the obligations of any of our subsidiaries. We conduct substantially all of our operations primarily through SoCalGas and substantially all of our consolidated assets are held by SoCalGas. Accordingly, substantially all of our cash flow and our ability to meet our obligations under any debt securities is largely dependent upon the earnings of SoCalGas and the distribution or other payment of these earnings to us in the form of dividends or loans or advances and repayment of any loans and advances from us. SoCalGas is a separate and distinct legal entity and has no obligation to make any funds available for payment of amounts due on any debt securities.

   Because we conduct substantially all of our operations primarily through SoCalGas and substantially all of our consolidated assets are held by SoCalGas, the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of SoCalGas. Therefore, our rights and the rights of our creditors, including the rights of the holders of any debt securities guarantees, to participate in the distribution of assets of SoCalGas upon the liquidation or reorganization of SoCalGas will be subject to the prior claims of SoCalGas' creditors. To the extent that we may ourselves be a creditor with recognized claims against SoCalGas, our claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of SoCalGas and would be subordinated to any indebtedness or other liabilities of SoCalGas that are senior to the claims held by us. We expect to incur, and that SoCalGas will incur, substantial additional amounts of indebtedness. SoCalGas had $940 million of debt outstanding at November 30, 2000.

Guarantee of Sempra Energy; Holding Company Structure

   If so provided in the applicable prospectus supplement, Sempra Energy will unconditionally guarantee the payment of principal of and any premium and interest on the debt securities issued by us, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise in accordance with the terms of the debt securities and the applicable indenture. These guarantees are referred to as the "debt securities guarantees" in this prospectus.

   Sempra Energy also conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, the discussion above is equally applicable to Sempra Energy and any debt securities guarantees it issues.

Payment of Debt Securities--Interest

   Unless indicated differently in a prospectus supplement, we will pay interest on the debt securities on each interest payment date by check mailed to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

   However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

  . We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

  . Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities--Principal

   We will pay principal of, premium, if any, and interest on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as the paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

   If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at the place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

   We will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as paying agent. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

   The debt securities will be issued:

  (a) only in fully registered form;

  (b) without interest coupons; and

  (c) in denominations that are even multiples of $1,000.

   You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange." (See Section 305.)

   You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers. (See Section 305.)

   In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

   There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Optional Redemption

   All or a portion of the debt securities may be redeemed at our option at any time or from time to time. The redemption price for the debt securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

  . 100% of the principal amount of the debt securities being redeemed on the redemption date; or

  . the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus a number of basis points as set forth in any accompanying prospectus supplement, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the debt securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the debt securities and the applicable indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the debt securities to be redeemed. Once notice of redemption is mailed, the debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See
Section 1104.)

   Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See
Section 1105.) If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (Section 1106.)

   "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the

Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

   "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

   "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee receives fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if the trustee receives only one Reference Treasury Dealer Quotation, such Quotation.

   "Reference Treasury Dealer" means (A) the underwriters referenced in any applicable prospectus supplement; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee after consultation with us.

   "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Events of Default

   An "event of default" occurs with respect to the debt securities of any series if:

  (a) any interest on any debt securities of the applicable series is not paid within 30 days of the due date;

  (b) any principal of or premium on any debt securities of the applicable series is not paid on the due date;

  (c) we breach a covenant or warranty, or, if such series is guaranteed, Sempra Energy breaches a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities or any debt securities guarantee, if applicable, of the applicable series for 60 days after we or Sempra Energy, if applicable, receive a written notice of default stating we are, or Sempra Energy, if applicable is, in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of the affected series;

  (d) a default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by us or, if such series is guaranteed, Sempra Energy, excluding any of our or Sempra Energy's subsidiaries (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (or the payment of which is guaranteed by us or Sempra Energy), excluding any of our or Sempra Energy's subsidiaries, whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

    (1)either:

      . such default results from the failure to pay any such indebtedness when due; or

      . as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

    (2) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

  (e) we (excluding any of our subsidiaries), or Sempra Energy if it is a guarantor of the debt securities of such series, file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

  (f) any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

   An event of default with respect to a particular series of debt securities does not necessarily constitute an event of default with respect to the debt securities of any other series issued under the applicable indenture.

Remedies

 Acceleration

   If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

 Rescission of Acceleration

   After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

  (a) we pay or deposit with the trustee a sum sufficient to pay:

    (1) all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

    (2) the principal of and any premium on the debt securities of that series which have become due (otherwise than by the declaration of acceleration) and overdue interest on these amounts;

    (3) interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

    (4) all amounts due to the trustee under the applicable indenture; and

  (b) all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

   For more information as to waiver of defaults, see "--Waiver of Default and of Compliance" below.

 Control by Registered Holders; Limitations

   If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

  (a) conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

  (b) exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

   These rights of registered holders to give directions are subject to the following limitations:

  (a) the registered holders' directions do not conflict with any law or the applicable indenture; and

  (b) the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

   The trustee may also take any other action it deems proper which is consistent with the registered holders' direction. (See Sections 512 and 603.)

   In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

  (a) that registered holder has previously given the trustee written notice of a continuing event of default;

  (b) the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings with respect to that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

  (c) for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities. (See Section 507.)

   However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See
Section 508.)

Notice of Default

   The trustee is required to give the registered holders of debt securities of the affected series notice of any default under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under "--Events of Default," no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice is in the interests of the registered holders. (See Section 602.)

   We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

   The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See
Section 513.)

   Compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

   We, and Sempra Energy if it is a guarantor of the debt securities, have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey our properties and assets as an entirety or substantially as an entirety to any entity, unless:

  (a) we are, or Sempra Energy if it is a guarantor of the debt securities is, the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are, or Sempra Energy if it is a guarantor of the debt securities is, merged or which acquires by sale, transfer, lease or other conveyance our or Sempra Energy's properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, (i) the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of the covenants under the applicable indenture and (ii) in the case of Sempra Energy, the due and punctual payment of all amounts under any debt securities guarantees as provided in any applicable prospectus supplement; and

  (b) immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

   Except as set forth in the applicable prospectus supplement, neither the applicable indenture nor the debt securities guarantee contains any financial or other similar restrictive covenants. (See Section 801.)

Modification of Indenture

   Without Registered Holder Consent. Without the consent of any registered holders of debt securities of any series, we, Sempra Energy and the trustee may enter into one or more supplemental indentures for any of the following purposes:

  (a)  to evidence the succession of another entity to us;

  (b) to add one or more covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us;

  (c) to add any additional events of default for all or any series of debt securities;

  (d) to change or eliminate any provision of the applicable indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to the applicable indenture (in addition to the provisions which may otherwise be added to the applicable indenture pursuant to the other clauses of this paragraph) so long as the addition does not apply to any outstanding debt securities;

  (e)  to provide security for the debt securities of any series;

  (f) to establish the form or terms of debt securities of any series, as permitted by the applicable indenture;

  (g) to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

  (h) to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of debt securities that do not adversely affect the interests of the holders of debt securities of that series in any material respect.

(See Section 901.)

   With Registered Holder Consent. Subject to the following sentence, we, Sempra Energy and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

  (a) change the stated maturity of the principal or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

  (b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver;

  (c) modify or affect in any manner the terms and conditions of the obligations of Sempra Energy, if any series of debt securities is guaranteed by Sempra Energy, in respect of the due and punctual payment of the principal of, or premium, if any or interest on any such debt securities; or

  (d) modify certain of the applicable provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

   A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series. (See Section 902.)

Defeasance

   The indentures provide, unless the terms of the prospectus supplement for a particular series of debt securities provides otherwise, that we and Sempra Energy may, upon satisfying several conditions, be discharged from our respective obligations, with some exceptions, with respect to any series of debt securities, which we refer to as "defeasance."

   One condition that must be satisfied is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

   In addition, we will be required to deliver an opinion of counsel to the effect that a holder of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture. (See Article XIII.)

Satisfaction and Discharge

   The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we, and Sempra Energy if any such series is guaranteed by it, will be deemed to have satisfied and discharged all of our respective obligations under the applicable indenture, except as noted below, when:

  . all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

  . funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series have been deposited with the trustee, in trust.

   We, and Sempra Energy if any such series is guaranteed by it, will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture. (See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

   The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, we may appoint a successor trustee with respect to such series of debt securities and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Miscellaneous Provisions

   Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under "--Satisfaction and Discharge" above, will not be deemed to be "outstanding" in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the applicable indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

   We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

   Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

                               GLOBAL SECURITIES

Book-Entry, Delivery and Form

   The securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). The global securities will be deposited with, or on behalf of, DTC, New York, New York, as Depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the Depositary to its nominee or by the nominee to the Depositary, or by the Depositary or its nominee to a successor Depositary or to a nominee of the successor Depositary.

   DTC has told us that it is:

  . a limited-purpose trust company organized under the New York Banking Law;

  . a "banking organization" within the meaning of the New York Banking Law;

  . a member of the Federal Reserve System;

  . a "clearing corporation" within the meaning of the New York Uniform
    Commercial Code; and

  . a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

   DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

   To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

   So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of the trustee which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

   Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC's procedures.

   In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

   So long as securities are in book-entry form, we will make payments on those securities to the Depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

   Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

   Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

   The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

   DTC is under no obligation to provide its services as Depositary for the securities and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

   As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

  . DTC notifies us that it is unwilling or unable to continue as a Depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor Depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  . we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

  . an event of default under the applicable indenture has occurred and is continuing with respect to such securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the Depositary directs. It is expected that these directions will be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the global securities.

   We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we do not take responsibility for the accuracy of this information.

                                    EXPERTS

   The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from each of Pacific Enterprises' and Sempra Energy's Annual Reports on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

   Latham & Watkins, Los Angeles, California, will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of Sempra Energy and Pacific Enterprises. Gary Kyle, Esq., Chief Corporate Counsel of Sempra Energy, will pass upon the validity of the securities and various other legal matters relating to the issuance and sale of the securities. Brown & Wood LLP, San Francisco, California, will pass upon the validity of the securities for any underwriters or agents.

                              PLAN OF DISTRIBUTION

   We may sell the securities described in this prospectus from time to time in one or more transactions:

  (a) to purchasers directly;

  (b) to underwriters for public offering and sale by them;

  (c) through agents;

  (d) through dealers; or

  (e) through a combination of any of the foregoing methods of sale.

   We may distribute the securities from time to time in one or more transactions at:

  (a) a fixed price or prices, which may be changed;

  (b) market prices prevailing at the time of sale;

  (c) prices related to such prevailing market prices; or

  (d) negotiated prices.

 Direct Sales

   We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

 To Underwriters

   The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

   Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

   Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

 Through Agents and Dealers

   We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

   If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

 Delayed Delivery Contracts

   If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

   The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

 General Information

   Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

   Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

   Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange. The securities will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission registration fee.............. $125,000
     Printing expenses................................................  150,000
     Trustee fees and expenses........................................   75,000
     Legal fees and expenses..........................................  100,000
     Accounting fees and expenses.....................................  100,000
     Blue Sky fees and expenses.......................................   50,000
     Rating Agency fees...............................................  250,000
     Miscellaneous....................................................   50,000
                                                                       --------
       Total.......................................................... $900,000
                                                                       ========

   All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Officers and Directors.

   Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Pacific Enterprises Restated Articles of Incorporation and Bylaws and the Sempra Energy Amended and Restated Articles of Incorporation and Amended and Restated Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of Pacific Enterprises and Sempra Energy shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, Sempra Energy has indemnification agreements with each of the officers and directors of Sempra Energy and Pacific Enterprises that provide for indemnification for monetary damages to the fullest extent permissible under California law. Sempra Energy maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify the directors and officers of Sempra Energy and Pacific Enterprises for their related acts.

   The directors and officers of Pacific Enterprises and Sempra Energy are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Pacific Enterprises and Sempra Energy.

Item 16. Exhibits.

  1.1 Form of Underwriting Agreement (Debt Securities--Pacific Enterprises).

  1.2 Form of Underwriting Agreement (Guaranteed Debt Securities--Pacific
       Enterprises).*

  3.1 Restated Articles of Incorporation of Pacific Enterprises (Incorporated by reference from the Annual Report on Form 10-K-405 filed March 28, 1997 (Exhibit 3.01)).

  3.2 Bylaws of Pacific Enterprises effective March 2, 1999 (Incorporated by reference from the Annual Report on Form 10-K filed March 31, 1999
       (Exhibit 3.02)).

  3.3 Amended and Restated Articles of Incorporation of Sempra Energy
       (Incorporated by reference from the Registration Statement on Form S-3
       File No. 333-51309 dated April 29, 1998 (Exhibit 3.1)).

  3.4 Amended and Restated Bylaws of Sempra Energy effective May 26, 1998
       (Incorporated by reference from the Registration Statement on Form S-8
       File No. 333-56161 dated June 5, 1998 (Exhibit 3.2)).

 4.1  Form of Indenture for Senior Debt Securities (Pacific Enterprises).

 4.2  Form of Indenture for Senior Debt Securities (Pacific Enterprises and Sempra Energy, as Guarantor).

 4.3  Form of Senior Note--Pacific Enterprises (included in Exhibit 4.1).
 4.4  Form of Senior Note--Pacific Enterprises and Sempra Energy, as Guarantor (included in Exhibit 4.2).

 5.1  Opinion of Gary Kyle, Esq.

12.1  Statement regarding the computation of Pacific Enterprises' ratio of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and nine-month periods ended September
       30, 2000 and September 30, 1999.

12.2  Statement regarding the computation of Sempra Energy's ratio of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and nine-month periods ended September 30,
       2000 and September 30, 1999.

23.1  Consent of Gary Kyle, Esq. (included in Exhibit 5.1).

23.2  Independent Auditors' Consent (Deloitte & Touche LLP).

24.1  Powers of Attorney (included on pages II-4 and 6).

25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank
       Trust National Association, as Trustee under the Indenture (Senior Debt Securities--Pacific
       Enterprises).

--------
* To be filed by amendment.

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or
  Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Pacific Enterprises' or Sempra Energy's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Pacific Enterprises certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 29th day of December, 2000.

                                          PACIFIC ENTERPRISES

                                                  /s/ Stephen L. Baum
                                          By: _________________________________
                                                      Stephen L. Baum
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

   Each director and/or officer of the registrant whose signature appears below hereby appoints Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 29th day of December, 2000.

             Signature                           Title
             ---------                           -----

       /s/ Stephen L. Baum           Principal Executive Officer;
____________________________________  Chairman, Chief Executive
          Stephen L. Baum             Officer, President and
                                      Director

       /s/ Neal E. Schmale           Principal Financial Officer;
____________________________________  Executive Vice President
          Neal E. Schmale             and Chief Financial Officer

        /s/ Frank H. Ault            Principal Accounting
____________________________________  Officer; Vice President and
           Frank H. Ault              Controller

                                     Director
____________________________________
           Hyla H. Bertea

         /s/ Ann L. Burr             Director
____________________________________
            Ann L. Burr

                                     Director
____________________________________
         Herbert L. Carter

             Signature                           Title
             ---------                           -----

     /s/ Richard A. Collato          Director
____________________________________
         Richard A. Collato

      /s/ Daniel W. Derbes           Director
____________________________________
          Daniel W. Derbes

  /s/ Wilford D. Godbold, Jr.        Director
____________________________________
      Wilford D. Godbold, Jr.

                                     Director
____________________________________
          William D. Jones

      /s/ Ralph R. Ocampo            Director
____________________________________
          Ralph R. Ocampo

                                     Director
____________________________________
          William G. Ouchi

   /s/ Richard J. Stegemeier         Director
____________________________________
       Richard J. Stegemeier

     /s/ Thomas C. Stickel           Director
____________________________________
         Thomas C. Stickel

                                     Director
____________________________________
          Diana L. Walker

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Sempra Energy certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 29th day of December, 2000.

                                          SEMPRA ENERGY

                                                  /s/ Stephen L. Baum
                                          By: _________________________________
                                                      Stephen L. Baum
                                             Chairman, Chief Executive Officer
                                                       and President

                               POWER OF ATTORNEY

   Each director and/or officer of the registrant whose signature appears below hereby appoints Stephen L. Baum, John R. Light and Neal E. Schmale, and each of them severally, as his true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 29th day of December, 2000.

             Signature                           Title
             ---------                           -----

      /s/ Stephen L. Baum            Principal Executive Officer;
____________________________________  Chairman, Chief Executive
          Stephen L. Baum             Officer, President and
                                      Director

      /s/ Neal E. Schmale            Principal Financial Officer;
____________________________________  Executive Vice President
          Neal E. Schmale             and Chief Financial Officer

       /s/ Frank H. Ault             Principal Accounting
____________________________________  Officer; Vice President and
           Frank H. Ault              Controller

                                     Director
____________________________________
           Hyla H. Bertea

        /s/ Ann L. Burr              Director
____________________________________
            Ann L. Burr

                                     Director
____________________________________
         Herbert L. Carter

             Signature                           Title
             ---------                           -----

     /s/ Richard A. Collato          Director
____________________________________
         Richard A. Collato

      /s/ Daniel W. Derbes           Director
____________________________________
          Daniel W. Derbes

  /s/ Wilford D. Godbold, Jr.        Director
____________________________________
      Wilford D. Godbold, Jr.

                                     Director
____________________________________
          William D. Jones

      /s/ Ralph R. Ocampo            Director
____________________________________
          Ralph R. Ocampo

                                     Director
____________________________________
          William G. Ouchi

   /s/ Richard J. Stegemeier         Director
____________________________________
       Richard J. Stegemeier

     /s/ Thomas C. Stickel           Director
____________________________________
         Thomas C. Stickel

                                     Director
____________________________________
          Diana L. Walker

                              PACIFIC ENTERPRISES
                                 SEMPRA ENERGY

                                 EXHIBIT INDEX

 Exhibit
   No.   Description
 ------- -----------
  1.1    Form of Underwriting Agreement (Debt Securities--Pacific Enterprises).

  1.2    Form of Underwriting Agreement (Guaranteed Debt Securities--Pacific
          Enterprises).*

  3.1    Restated Articles of Incorporation of Pacific Enterprises
          (Incorporated by reference from the Annual Report on Form 10-K-405 filed March 28, 1997 (Exhibit 3.01)).

  3.2 Bylaws of Pacific Enterprises effective March 2, 1999 (Incorporated by reference from the Annual Report on Form 10-K filed March 31, 1999
          (Exhibit 3.02)).

  3.3    Amended and Restated Articles of Incorporation of Sempra Energy
          (Incorporated by reference from the Registration Statement on Form S-
          3 File No. 333-51309 dated April 29, 1998 (Exhibit 3.1)).

  3.4    Amended and Restated Bylaws of Sempra Energy effective May 26, 1998
          (Incorporated by reference from the Registration Statement on Form S-
          8 File No. 333-56161 dated June 5, 1998 (Exhibit 3.2)).

  4.1    Form of Indenture for Senior Debt Securities (Pacific Enterprises).

  4.2    Form of Indenture for Senior Debt Securities (Pacific Enterprises and
          Sempra Energy, as Guarantor).

  4.3    Form of Senior Note--Pacific Enterprises (included in Exhibit 4.1).

  4.4    Form of Senior Note--Pacific Enterprises and Sempra Energy, as
          Guarantor (included in Exhibit 4.2).

  5.1    Opinion of Gary Kyle, Esq.

 12.1 Statement regarding the computation of Pacific Enterprises' ratio of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and nine-month periods ended September 30,
          2000 and September 30, 1999.

 12.2 Statement regarding the computation of Sempra Energy's ratio of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and nine-month periods ended September 30,
          2000 and September 30, 1999.

 23.1    Consent of Gary Kyle, Esq. (included in Exhibit 5.1).

 23.2    Independent Auditors' Consent (Deloitte & Touche LLP).

 24.1    Powers of Attorney (included on pages II-4 and 6).

 25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture (Senior Debt Securities--Pacific Enterprises).

--------
*  To be filed by amendment.